                       REAL ESTATE PURCHASE AND SALE AGREEMENT

         This agreement (the "Agreement") dated June 24, 1997 is made by and between;

              (a.) HAVANA STREET PARTNERSHIP, a general partnership, ("Seller
                   A") for purchase and sale of that certain real property consisting of approximately 4.0 acres of vacant land shown as Tract 4 ("Property A") on Exhibit A1 and;

              (b.) FRANK V. FURSTENBERG, an individual, ("Seller B") for purchase and sale of that certain real property consisting of approximately 7.0 acres of vacant land shown as Tract 3 and the east 182.79 feet of Tract 2 ("Property B") on Exhibit A1 and;

EAGLE HARDWARE & GARDEN, INC., a Washington corporation, ("Buyer") for purchase and sale of that certain real property described in (a.) and (b.) above consisting of an approximate total of 11.0 acres. The 11.0 acres is fronted by Havana Street on the east, between East Mexico Avenue on the north and East Colorado Avenue on the south in the city of Aurora, Colorado. The legal descriptions and tract map for the 11.0 acres are attached hereto as Exhibit A and Exhibit A1, respectively, and are made a part of this Agreement by this reference, and any improvements thereon and all rights appurtenant thereto (the "Property A and B"). The Property and the improvements planned by Buyer are shown on the proposed site plan dated May 12, 1997 and numbered X329A (the "Site Plan") to be attached hereto as Exhibit B.

         Seller agrees to sell, and Buyer agrees to buy, the Property upon and subject to the terms and conditions set forth below:

         1. PURCHASE PRICE; PAYMENT. The total purchase price for the Property shall be based on Seven Dollars ($7.00) per square foot of land area. It is estimated that the total Property contains 479,160 square feet and that the purchase price will be Three Million Three Hundred Fifty-four Thousand One Hundred Twenty Dollars ($3,354,120.00). The area of Property A and Property B and the total purchase price for each shall be determined by a current ALTA/ACSM survey showing each Property to be provided by its Seller. The purchase price shall be adjusted to the final certified square footage, which amount, including the Deposit and interest accrued thereon, shall be paid in cash upon closing.

              1.1 ALLOCATION OF PURCHASE PRICE. For purposes of this Contract, the purchase price payable hereunder shall be allocated and payable as follows:

                   (a) $2,554,120.00 shall be allocated to Property A and shall be payable to Seller A.
                   (b) $800,000.00 shall be allocated to Property B and shall be payable to Seller B.

         2. EARNEST MONEY DEPOSIT. Within ten (10) business days after the Effective Date, Buyer will deposit earnest money of Forty-five Thousand Dollars ($45,000.00) for Property A and Five Thousand Dollars ($5,000.00) for Property B (the "Deposits") with Chicago Title Insurance Company in Denver, Colorado (the "Closing Agent"). The Closing Agent shall place the Deposits in an interest-bearing account, with interest to accrue to Buyer's benefit. If this transaction does not close for any reason other than default by Buyer under this Agreement, the Deposits, and all interest accrued thereon, shall be returned to Buyer. In the event of Buyer's default under this Agreement, Sellers shall have as their sole remedy the right to terminate this Agreement and retain their Deposits, together with accrued interest thereon, as liquidated damages.

         3.   TITLE INSURANCE AND SURVEY.

              3.1  PRELIMINARY TITLE COMMITMENT.   Within fifteen (15) days
after the Effective Date, Seller A and Seller B shall provide Buyer with current preliminary commitments for owner's title insurance with extended coverage (ALTA Form 1970-B, as revised in 1984, or if unavailable, Form B-1987) issued by Chicago Title Insurance Company, with copies of all documents listed as exceptions set forth therein for their respective Properties.

              3.2  ALTA/ACSM SURVEY.   Within thirty (30) days after the
Effective Date, Seller A and Seller B at their sole cost and expense shall provide Buyer with one current ALTA/ACSM survey which shows both Property A and Property B with a land area certification of their respective Properties. Buyer and Seller agree that the legal descriptions of Property A and Property B shown on the new ALTA/ACSM survey shall be the legal descriptions used for Exhibit A.

              3.3  TITLE AND SURVEY APPROVAL PERIODS.   Buyer shall have
fifteen (15) days from the later receipt of either the preliminary commitments or the survey (and any amendments, supplements and revisions to either in which new or revised exceptions or items first appear) to notify Sellers of its disapproval of any exceptions shown in the preliminary commitment or any items on the survey. If, within twenty (20) days after the receipt of such notice Sellers have not removed or given reasonable written assurances to Buyer that such disapproved exceptions or items will be removed on or before closing, Buyer may, at its option, at any time prior to such removal or receipt of such reasonable written assurances, terminate this Agreement by giving notice of such termination to both Sellers. On such termination Closing Agent shall refund the Deposits and all interest accrued thereon to Buyer and all rights and obligations of Sellers and Buyer under this Agreement shall terminate and be of no further force or effect. NOTE LAST SENTENCE ADDED TO SECTION 3.3 TO AGREEMENT PER LETTER DATED 7/3/97.

         4. ADDITIONAL CONTINGENCIES. Buyer's obligation to purchase the Property is subject to Buyer's satisfaction or waiver, in writing, of the following conditions precedent, in Buyers sole and absolute discretion, on or before the dates described below:

              4.1  FEASIBILITY.   Buyer's sole determination that its proposed
site plan, building plan, parking plan and access plan for the Property are acceptable; that utilities are available of adequate capacity to serve the Property; and that the Property is otherwise feasible for Buyer's intended use.

              4.2  STUDIES.   Buyer's approval of all soils, engineering,
seismic, environmental, topography, hazardous waste, geotechnical, wetlands, drainage and other studies that may be deemed necessary by Buyer or required by any governmental agency in connection with the Property and Buyer's planned development and use of the Property.

              4.3  APPROVALS AND PERMITS.   Issuance of any and all required or
applicable governmental approvals including but not limited to a PUD and plat of the Property, subdivision approvals, zoning or rezoning approvals, Colorado Department of Transportation highway access and traffic signal approvals (if required), building permits, use permits, design review approvals, site plan approvals, and approvals of any kind from any and all governmental agencies having jurisdiction over the Property, necessary for Buyer to develop the property, construct it's building and site improvements and operate its selected business on the Property. The timing, conditions and cost of any or all of the permits and approvals (including any mitigation fees) must be satisfactory to Buyer in its sole discretion.

              4.4  TIME PERIODS.   Buyer shall have forty-five (45) days from
the Effective Date (the "Feasibility Period") to satisfy or waive in writing the contingencies set forth in Sections 4.1 and 4.2 (the "Feasibility Period"). Buyer shall have one hundred fifty (150) days (the "Contingency Period") from the end of the Effective Date to satisfy or waive in writing the contingencies set forth in Section 4.3. If Buyer does not satisfy or waive the contingencies by the applicable dates, the Deposits, with interest, shall be refunded to Buyer and the Agreement shall terminate.

         5.   CLOSING.

              5.1  TIME FOR CLOSING; TERMINATION DATE.   This sale shall be
closed in the office of the Closing Agent within five (5) working days after all of Buyer's conditions precedent have been satisfied or waived by Buyer. The actual closing date shall be a date selected by Buyer and agreeable to Sellers. Buyer and Sellers shall deposit in escrow with Closing Agent all instruments, documents and monies necessary to complete the sale in accordance with this Agreement. As used herein, "closing" or "date of closing" means the date on which all appropriate documents are recorded and proceeds of sale are available for disbursement to Sellers. If all of Buyer's conditions have been satisfied or waived and all required instruments have been deposited into escrow with the Closing Agent, Buyer shall use its best efforts to close the sale prior to November 15, 1997. Funds held in reserve accounts pursuant to escrow instructions shall be deemed, for purposes of this definition, as available for disbursement to Sellers.

              5.2  ACCEPTANCE OF EXCEPTIONS.   Neither Sellers nor Buyer shall
be required to close, and the Deposit and all interest thereon shall be returned to Buyer, if any exception or item contained in the preliminary commitments for owner's title insurance is disapproved by Buyer as herein provided cannot be removed by the date of closing; provided, however, that Buyer may elect to waive any disapproved exceptions or items and close on the remaining terms. Notwithstanding the foregoing, Sellers shall remove any defect or encumbrance attaching by, through or under Sellers after the Effective Date of this Agreement. Exceptions to be discharged by Sellers may be paid out of the purchase price at closing.

              5.3  SIMULTANEOUS CLOSINGS.   Buyer shall not be required to
close on either Property A or Property B without the simultaneous closing of the other Property. If this Agreement is terminated for any reason by Buyer and/or Sellers with regards to Property A or Property B, the Agreement shall be automatically terminated in its entirety in regards to both Property A and Property B and all conditions or requirements affected by such termination shall apply to both Seller A and Seller B as well as Property A and Property B. It is intended that Closing shall occur simultaneously for both Properties and any default or termination affecting one property shall automatically apply to the other and vice versa.

              5.4  PRORATIONS; CLOSING COSTS.   Taxes and assessments for the
current year and utilities constituting liens shall be prorated as of the date of closing. Sellers shall pay the premium for the title insurance policy, real estate excise, transfer and/or conveyance taxes, the cost of conveyance tax stamps, if any, and one-half of Closing Agent's escrow fee. Buyer shall pay the cost of recording the statutory warranty deed, one-half of Closing Agent's escrow fee and the difference in the cost of the premium between standard owner's and extended coverage.

              5.5  POSSESSION.   Buyer shall be entitled to possession of both
Properties upon closing.

         6. CONVEYANCE OF TITLE. On closing, Sellers shall execute and deliver to Buyer statutory warranty deeds conveying good and marketable title to Property A and Property B free and clear of any defects or encumbrances except for the lien of real estate taxes for the current calendar year not yet due and payable, those defects or encumbrances appearing on the preliminary commitment for title insurance that are approved by Buyer (the "Permitted Exceptions"), and other encumbrances or defects approved by Buyer in writing.

         As soon as available after closing, Sellers shall provide to Buyer policys of title insurance pursuant to the preliminary commitments, dated as of the closing date and insuring Buyer in the amount of the purchase price of each Property against loss or damage by reason of defect in Buyer's title to the Properties subject only to the printed exclusions and general exceptions appearing in the policy form; any Permitted Exceptions; the exceptions specified in the preliminary commitments which Buyer has not disapproved of as provided herein; and real property taxes and assessments that are not delinquent.

         7. RISK OF LOSS; CONDEMNATION. Risk of loss of or damage to the Properties shall be borne by Sellers until the date of closing. Thereafter, Buyer shall bear the risk of loss. In the event of material loss of or damage to the Properties prior to the date upon which Buyer assumes the risk, Buyer may terminate this Agreement by giving notice of such termination to Sellers and Closing Agent, and such termination shall be effective and the Deposit and interest thereon shall be refunded ten (10) days thereafter; provided, however, that such termination shall not be effective if Sellers agree in writing within such ten (10) day period to restore the affected Property substantially to its present condition by the closing date.

         If either or both Properties are or become the subject of a condemnation proceeding prior to closing, Buyer may, at its option, terminate this Agreement by giving notice of such termination to Sellers, and upon such termination the Deposit and accrued interest shall be returned to Buyer and this Agreement shall be of no further force or effect; provided, however, that Buyer may elect to purchase the Properties, in which case the total purchase price shall be reduced by the total of any condemnation award received by Sellers. On closing, Sellers shall assign to Buyer all of Sellers' rights in and to any future condemnation awards or other proceeds payable or to become payable by reason of any taking. Sellers agree to notify Buyer of eminent domain proceedings within five (5) days after Sellers learns thereof.

         8.   SELLERS' REPRESENTATIONS AND WARRANTIES.   In addition to other
representations herein, Sellers represent and warrant to Buyer that at the date of execution hereof and as of the date of closing:

              8.1 Sellers, and the persons signing on behalf of Sellers, have full power and authority to execute this Agreement and perform Sellers' obligations hereunder, and all necessary actions to authorize this transaction have been taken;

              8.2 The Property is not subject to any leases, tenancies or rights of persons in possession;

              8.3 Neither the Property nor the sale of the Property violates any applicable statute, ordinance or regulation, nor any order of any court or any governmental authority or agency, pertaining to the Property or the use occupancy or condition thereof;

              8.4  Sellers are unaware of any material defect in the Property;

              8.5 All persons and entities supplying labor, materials and equipment to the Properties have been paid and there are no claims or liens;

              8.6 There are no currently due and payable assessments for public improvements against the Properties and Sellers are not aware of any local improvement district or other taxing authority having jurisdiction over the Properties in the process of formation;

              8.7 The Properties have legal access to all streets adjoining the Property;

              8.8  Sellers have good and marketable titles to the Properties;

              8.9 Sellers are not "foreign persons" for purposes of Section 1445 of the Internal Revenue Code. Prior to closing, Sellers shall execute and deliver to Closing Agent affidavits in order to meet the Foreign Investment in Real Property Tax Act ("FIRPTA") requirements of I.R.C. # 1445; and

              8.10 Sellers have not received notification of any kind from any agency suggesting that the Properties are or may be targeted for a Superfund or similar type of cleanup. To the best of Sellers' knowledge, neither the Properties nor any portion thereof are or have been used (i) for the storage, disposal or discharge of oil, solvents, fuel, chemicals or any type of toxic or dangerous or hazardous waste or substance, (ii) as a landfill or waste disposal site, and (iii) does not contain any underground storage tanks. Sellers agree to indemnify, defend and hold Buyer harmless from and against any and all loss, damage, claims, penalties, liability, suits, costs and expenses (including, without limitation, reasonable attorneys' fees) and also including without limitation, costs of remedial action or cleanup, suffered or incurred by Buyer arising out of or related to any such use of the Properties, or portions thereof, occurring prior to the conveyance to Buyer, about which Sellers knew or reasonably should have known prior to closing.

         9. BUYER'S AUTHORITY. Buyer represents and warrants to Sellers that at the date of execution hereof and at the date of closing Buyer, and the person signing on behalf of Buyer, has full power and authority to execute this Agreement and to perform Buyer's obligations hereunder.

         10. DEFAULT. If either Seller A or Seller B defaults hereunder, Buyer may seek specific performance of this Agreement, damages or rescission and Buyer shall be entitled to return of the Deposits with accrued interest, on demand. If Buyer defaults, the Deposits and accrued interest shall be forfeited to Sellers as liquidated damages and as Sellers' sole and exclusive remedy and upon payment thereof to Sellers, Buyer shall have no further obligations or liability hereunder. In any suit, action or appeal therefrom to enforce this Agreement or any term or provision hereof, or to interpret this Agreement, the prevailing party shall be entitled to recover its costs incurred therein, including reasonable attorneys' fees.

         11. NOTICES. All notices, waivers, elections, approvals and demands required or permitted to be given hereunder shall be in writing and shall be personally delivered (by overnight courier service or other means of personal service) or sent by United States certified mail, return receipt requested, to the addressee's mailing address set forth on the signature page:

and, in the case of Buyer, a copy to:   William N. Moloney
                                        5711 NE Tolo Rd.
                                        Bainbridge Island, WA 98110

and, in the case of Seller, a copy to:
         PETER J FURSTENBERG
         1450 SO. HAVANA SUITE 328
         AURORA COLORADO  80012

Either party hereto may, by proper notice to the other, designate any other address for the giving of notice. Any notice shall be effective when personally delivered or, if mailed as provided herein, on the date of actual receipt.

         12. ASSIGNMENT. Buyer may assign its rights hereunder to any person or entity provided that an Eagle Hardware & Garden store is constructed and operated on the site. An assignment for any other use shall require Sellers' consent which shall not be unreasonably withheld.

         13. NO NEGOTIATIONS WITH THIRD PARTY. Sellers shall not negotiate nor commit to sell, lease or otherwise transfer Property A or Property B or any portions thereof to any other person or party as long as Buyer is proceeding in good faith to perform its duties under this Agreement. This covenant shall remain in full force and be legally binding upon Sellers until termination of this Agreement.

         14. EXCHANGE. Buyer acknowledges that Sellers may elect to sell Property A and Property B pursuant to a transaction structured to qualify as a like-kind exchange of real property within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations promulgated thereunder or under successor or similar federal or state statutes involving exchange of ownership interests in real property, which transaction contemplates the sale of both Properties in exchange for certain other parcels of real property. Buyer shall fully (within commercial reasonableness) cooperate with and accommodate Sellers in effecting a qualifying exchange through a trust, escrow, multi-party transfer or other means as determined by Sellers, provided that Buyer shall not be required to incur any obligation or liability to a third party or take title to any property (other than Property A and Property B) in connection with such exchange by Sellers nor shall the closing be delayed to accommodate Sellers. In connection therewith, Sellers shall have the right to assign their rights (but not their duties) under this Contract, in whole or in part, to "qualified intermediary," as defined under current Code regulations governing like-kind exchanges (the "Intermediary") or as otherwise necessary or appropriate in Sellers' judgment to effectuate one or more like-kind exchanges. Sellers shall bear any additional transaction costs attributable to exchange procedures in any exchange transaction requested or implemented by Sellers or its partners, and shall be solely responsible for assuring the effectiveness of the exchange for Sellers' purposes.

         15. OBLIGATION OF SELLERS. Buyer acknowledges and agrees that Sellers are comprised of Havana Street Partnership, a general partnership ("Seller A"), and Frank V. Furstenberg, an individual ("Seller B"), and that Seller A will convey title to the Property shown on Exhibit A1 as Tract 4 ("Property A") to Buyer at closing, and that "Seller B" will convey title to the Property shown on Exhibit A1 as the East 182.79 feet of Tract 2 and all of Tract 3 ("Property B") to Buyer at closing. Accordingly, any and all obligations, covenants, agreements, representations and warranties of Sellers with respect to the Property A and Property B hereunder shall be deemed to be those of Seller A only with respect to Property A, and to be those of Seller B only with respect to Property B. The obligations of Seller A and Seller B hereunder shall not be joint and several, except where the context clearly so indicates.

         16. GENERAL. This is the entire agreement of Buyer and Sellers with respect to the matters covered hereby and supersedes all prior agreements between them, written or oral. This Agreement may be modified only in writing, signed by Buyer and Sellers. Any waivers hereunder must be in writing. No waive of any right or remedy in the event of default hereunder shall constitute a waiver of such right or remedy in the event of any subsequent default. This Agreement is for the benefit only of the parties hereto and shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the parties hereto. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

         17. SURVIVAL OF WARRANTIES. The terms, covenants, representations and warranties shall not merge in the deed of conveyance, but shall survive closing.

         18. COMMISSIONS. All real estate commissions and/or brokers' fees shall be payable by Seller at closing to H. C. Properties, Ltd. (the "Broker") and Frisbie Realty ("Frisbie").. Such commissions and/or fees shall be agreed upon in separate agreements between Sellers, Broker and Frisbie. Each party represents to the other that it has engaged no other broker or agent in connection with the negotiations leading to this Agreement. Sellers agree to indemnify and hold Buyer harmless from and against all claims and demands of any and all brokers or agents with respect to the Property.

         19. EXHIBITS. Exhibits A and B attached hereto are incorporated herein as if fully set forth.

                        Exhibit A - Legal Description
                        Exhibit B - Site Plan

         20. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

         21. EFFECTIVE DATE. The later of the Buyer's signature date and the Sellers' signature date, set forth below, shall be the "Effective Date" of this Agreement.

                             BUYER:    EAGLE HARDWARE & GARDEN, INC.

                                       By: /s/ Paul B. Morris
                                          --------------------------------
                                       Typed name:    Paul B. Morris
    June 02                , 1997      Its:           Vice President
    -----------------------
    Buyer's signature date
                                       Address:
                                       981 Powell Avenue S.W.
                                       Renton, WA 98055


                             SELLER A: HAVANA STREET PARTNERSHIP,
                                       a General Partnership

                                       By: /s/ Peter J. Furstenberg
                                          --------------------------------
                                       Typed name:    Peter J. Furstenberg
    June 4                 , 1997      It's:          Managing General Partner
    -----------------------
    Seller A signature date
                                       Address:
                                       1450 S. Havana
                                       Suite 328
                                       Aurora, CO 80012


                             SELLER B: FRANK V. FURSTENBERG,
                                       an Individual

                                       By: /s/ Frank V. Furstenberg
                                          --------------------------------
                                       Typed name:    Frank V. Furstenberg
    June 4                 , 1997      Its:           an Individual
    -----------------------
    Seller B signature date
                                       Address:
                                       c/o Havana Street Partnership
                                       1450 S. Havana
                                       Suite 328
                                       Aurora, CO 80012


    Subject to Terms of counter offer  PJF
                                       ---
                                       FVF
                                       ---
         As Revised June 24, 1997      PJF
                                       ---
                                       FVF
                                       ---

                                      EXHIBIT A

                                  LEGAL DESCRIPTION

                             PROPERTY A (ALL OF TRACT 4)

                                         AND

                      PROPERTY B (PORTION OF TRACT 2 AND ALL OF
                                       TRACT 3)


(To be provided by Seller upon completion of the ALTA/ACSM Class A survey as set forth in Section 3).



                                     EXHIBIT "A"

                                     EXHIBIT "A"1


                                     [TRACT MAP]

                                     EXHIBIT "B"


                                     [SITE PLAN]

                                     COUNTEROFFER

    This is a Counteroffer to that certain Real Estate Purchase and Sale Agreement between Havana Street Partnership and Frank V. Furstenberg (collectively as "Sellers") and Eagle Hardware & Garden, Inc., as Buyer ("Buyer") for certain real property described on Exhibit A-1 (the "Agreement").

    The Sellers do hereby accept the Agreement subject to the following modifications and amendments:

         PARAGRAPHS 2 AND 4.4. Shall be amended to provide that the Earnest Money Deposit shall become non-refundable after ninety (90) days from the Effective Date except in the event Buyer is unable to obtain approval from the City of Aurora to open an Eagle Hardware & Garden store on the site, or Seller's are unable to deliver title to either Property A or Property B at closing or otherwise fail to perform under this Agreement.

         PARAGRAPH 3.3.

         PARAGRAPH 6. Shall be amended to provide that the Deed shall be by Special Warranty Deed.

         PARAGRAPHS 8.3, 8.5, 8.6, 8.7, AND. These Sections are modified to provide to the best of Sellers' knowledge and/or except as provided in the preliminary title report.

         PARAGRAPH 15. Shall be amended to add the following language: "Buyer acknowledges and agrees that Seller B as Buyer has entered into a Vacant Land/Farm and Ranch Contact to Buy and Sell Real Estate dated as of February 19, 1997 with Mary Louise Smith as Seller as amended providing for the sale to Seller B of Property B ("Smith Contract"). Seller B shall deliver true and correct copies of the Smith Contract together with any amendments thereto to Buyer from time to time. Seller B shall have no obligation to close the transaction provided for herein if the closing of title under the Smith Contract fails to occur for any reason pursuant to the terms and conditions of the Smith Contract, except for Seller's default thereunder."

         PARAGRAPH 17. The following language is added to Paragraph 17 "for a period of one year from closing."

         The following additional provisions are added to the Agreement:

         (a) "Except as set forth in this Agreement, Buyer acknowledges and agrees that Buyer is purchasing the Property on a "AS IS" basis without any warranties or representation express or implied with respect to any aspect, portion or component of the Property."

         (b)

         (c) To the extent not otherwise defined herein, all capitalized terms used herein shall have the same definition as in the Agreement

    This Counteroffer shall expire unless accepted in writing by Buyer as evidenced by its signature below and delivered to Sellers on or before June 30, 1997.

                             BUYER:    EAGLE HARDWARE & GARDEN, INC.

                                       By: /s/George Smith
    June 24, 1997                         -------------------------------------
-------------------------                   George Smith, Vice President
Date

                             SELLER A: HAVANA STREET PARTNERSHIP,
                                       a General Partnership

                                       By: /s/Peter J. Furstenberg
    June 4, 1997                          -------------------------------------
-------------------------                   Peter J. Furstenberg
Date                                        Managing General Partner

                             SELLER B: FRANK V. FURSTENBERG,
                                       an Individual

                                       By: /s/Frank V. Furstenberg
    June 4, 1997                          -------------------------------------
-------------------------                   Frank V. Furstenberg, an Individual
Date

                                     July 3, 1997

VIA FACSIMILE
(206) 842-4044

Peter W. Gallina
Store Development Project Coordinator
981 Powell Avenue Southwest
Retin, Washington  98055

    Re: Real Estate Purchase and Sale Agreement for the Approximate Total of 11 Acres of Vacant Land fronting the west side of Havana Street between East Mexico Avenue on the north and East, Colorado Avenue on the south

Dear Peter:

    Based on the discussion between our respective attorneys, we have agreed on adding the following language in the last sentence to Section 3.3 of the Contract as follows:

         "In the event Seller has notified Buyer in writing that they do not intend to remove certain exceptions and/or items, Buyer shall have 30 days after receipt of such notice to either terminate the Agreement or to waive such exceptions and/or items where upon such exceptions and/or items shall be deemed to be "Permitted Exceptions" under Section 6 herein."

    Please sign on the signature line below to evidence your written agreement to this paragraph.

                             Sincerely,

                             HAVANA STREET PARTNERSHIP

                             By /s/Peter J. Furstenberg
                               --------------------------------------
                                  Peter J. Furstenberg,
                                  Managing General Partner

                             By /s/Frank V. Furstenberg
                               --------------------------------------
                                  Frank V. Furstenberg, an Individual

ACCEPTED:

EAGLE HARDWARE AND GARDEN, INC

By /s/Paul B. Morris 7/7/97
  ---------------------------------
    Paul B. Morris, Vice President
cc:   Richard Sapkin
      Richard J. Saul, Esq.
      William N. Moloney